Exhibit 24

POWER OF ATTORNEY

Each of the undersigned hereby severally constitutes and appoints Bradford D. Huntington and Grace H. Park, and each of them individually (with full power to act without the other), the true and lawful attorneys-in-fact and agents (with full power of substitution and resubstitution) for and on behalf of the undersigned, and in the undersigned’s name, place and stead, in the undersigned’s capacity as a Director or Officer or both, as the case may be, of Public Service Enterprise Group Incorporated (the “Registrant”) to sign a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), and any amendments thereto, and all post-effective amendments and supplements to such Registration Statement, for the registration of the securities of the Registrant, each in such form as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and their substitutes and resubstitutes, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Registration Statement shall comply with the Securities Act and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitutes or resubstitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this instrument, this 15th day of September, 2026.

/s/ Ralph A. LaRossa	/s/ Scott G. Stephenson
Ralph A. LaRossa	Scott G. Stephenson

/s/ Daniel J. Cregg	/s/ Laura A. Sugg
Daniel J. Cregg	Laura A. Sugg

/s/ Rose M. Chernick	/s/ John P. Surma
Rose M. Chernick	John P. Surma

/s/ Willie A. Deese	/s/ Kenneth Y. Tanji
Willie A. Deese	Kenneth Y. Tanji

/s/ Jamie M. Gentoso	/s/ Susan Tomasky
Jamie M. Gentoso	Susan Tomasky

/s/ Ricardo G. Pérez	/s/ Geisha J. Williams
Ricardo G. Pérez	Geisha J. Williams

/s/ Valerie A. Smith
Valerie A. Smith